AMENDMENT NO. 1 TO
FORM 8-A
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934
Brocade Communications Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0409517

(State of incorporation or organization)	(I.R.S. Employer Identification No.)
1745 Technology Drive
San Jose, California 95110

(Address of principal executive offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Preferred Stock Purchase Rights	Nasdaq Global Select Market
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
     Securities Act registration statement file number to which this form relates: Not applicable.
     Securities to be registered pursuant to Section 12(g) of the Act: None

     The undersigned registrant hereby amends the following items, exhibits and portions of its Registration Statement on Form 8-A filed February 11, 2002 (the “Form 8-A”), for its Rights to Purchase Series A Participating Preferred Stock of the registrant, as set forth in the Form 8-A and the exhibits thereto.
Item 1. Description of Registrant’s Securities to Be Registered.
     Item 1 of the Form 8-A is herby amended to add the following paragraph as the last paragraph of Item 1:
     “On January 23, 2007, the Company entered into Amendment No. 2 (the “Amendment”) to its Preferred Stock Rights Agreement, dated as of February 11, 2002, as amended (the “Rights Agreement”), between the Company and Wells Fargo Bank, N.A., as rights agent. The Amendment provides that the Rights (as defined in the Rights Agreement) will expire at the close of business on January 23, 2007. The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 4.3 hereto and is incorporated by reference herein.”
Item 2. Exhibits

Exhibit	Exhibit
No.
4.1*	Preferred Stock Rights Agreement dated February 11, 2002 between Brocade Communications Systems, Inc. and Wells Fargo Bank, MN N.A., including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B, and C, respectively

4.2*	Amendment No. 1 to Preferred Stock Rights Agreement dated August 7, 2006 between Brocade Communications Systems, Inc. and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 99.3 of Brocade’s Current Report on Form 8-K filed on August 8, 2006)

4.3	Amendment No. 2 to Preferred Stock Rights Agreement dated January 23, 2007 between Brocade Communications Systems, Inc. and Wells Fargo Bank, N.A.
*Previously filed

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 23, 2007	BROCADE COMMUNICATIONS SYSTEMS, INC.
By /s/ Richard Deranleau
Richard Deranleau
Chief Financial Officer and Vice President, Finance

EXHIBIT INDEX

Exhibit	Exhibit
No.
4.1*	Preferred Stock Rights Agreement dated February 11, 2002 between Brocade Communications Systems, Inc. and Wells Fargo Bank, MN N.A., including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B, and C, respectively

4.2*	Amendment No. 1 to Preferred Stock Rights Agreement dated August 7, 2006 between Brocade Communications Systems, Inc. and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 99.3 of Brocade’s Current Report on Form 8-K filed on August 8, 2006)

4.3	Amendment No. 2 to Preferred Stock Rights Agreement dated January 23, 2007 between Brocade Communications Systems, Inc. and Wells Fargo Bank, N.A.
*Previously filed